Exhibit 5.1

Hogan Lovells US LLP 1601 Wewatta Street Suite 900 Denver, CO 80202 T +1 303 899 7300 F +1 303 899 7333 www.hoganlovells.com

December 6, 2019

Board of Directors

TTEC Holdings, Inc.

9197 S. Peoria Street

Englewood, CO 80112

Ladies and Gentlemen:

We are acting as counsel to TTEC Holdings, Inc., a Delaware corporation (the “Company”), in connection with the public offering of up to 3,450,000 shares of the Company’s common stock (including up to 450,000 shares that may be sold by the selling stockholder upon the exercise of an option to purchase additional shares granted to the underwriters), par value $0.01 per share (the “Shares”), by the selling stockholder named in the prospectus supplement, dated December 6, 2019 (the “Prospectus Supplement”).  The offering of the Shares is being made pursuant to the Prospectus Supplement and the accompanying base prospectus dated August 8, 2019 (together with the Prospectus Supplement, the “Prospectus”) that form part of the company’s effective registration statement on Form S-3 (File No. 333-232756) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs).  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended.  We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares are validly issued, fully paid, and nonassessable.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia.  “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in:  Alicante   Amsterdam   Baltimore   Beijing   Birmingham   Boston   Brussels   Colorado Springs   Denver   Dubai   Dusseldorf   Frankfurt   Hamburg   Hanoi   Ho Chi Minh City   Hong Kong   Houston   Johannesburg   London   Los Angeles   Luxembourg   Madrid   Mexico City   Miami   Milan   Minneapolis   Monterrey   Moscow   Munich   New York   Northern Virginia   Paris   Perth   Philadelphia   Rio de Janeiro   Rome   San Francisco   São Paulo   Shanghai   Silicon Valley   Singapore   Sydney   Tokyo   Warsaw   Washington DC   Associated offices: Budapest   Jakarta   Shanghai FTZ   Ulaanbaatar   Zagreb.  Business Service Centers:  Johannesburg   Louisville.  For more information see www.hoganlovells.com

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and speaks as of the date hereof.  We assume no obligation to advise of any changes in the foregoing subsequent to the delivery of this letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP